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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Trans World Entertainment Corporation on Form S-4 of our report dated October 24, 1997 with respect to the Spec's Music, Inc. financial statements for the year ended July 31, 1997 appearing in the Prospectus which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida
March 29, 1999